                                                                    EXHIBIT 10.1


                           STANDARD INDUSTRIAL LEASE


                                 BY AND BETWEEN


                  MARIN COUNTY EMPLOYEES RETIREMENT ASSOCIATION


                                       AND


                                     CEPHEID

                                TABLE OF CONTENTS

                                                                                     PAGE
  1.    Parties.................................................................       1

  2.    Premises and Parking....................................................       1
        2.1    Premises.........................................................       1
        2.2    Vehicle Parking..................................................       1
        2.3    Common Areas - Definition........................................       1

  3.    Term....................................................................       2
        3.1    Term.............................................................       2
        3.2    Delay in Delivery of Possession..................................       2
        3.2    Early Possession.................................................       3
        3.3    Option to Extend Term............................................       3

  4.    Rent....................................................................       4
        4.1    Base Rent........................................................       4
        4.2    Adjustment to Base Ren...........................................       5
        4.3    Operating Expenses...............................................       5
        4.4    Additional Rent..................................................       7

  5.    Security and Letter of Credit...........................................       7
  7
        5.1    Security Deposit.................................................       7
        5.2    Contingent Letter of Credit......................................       7

  6.    Use.....................................................................       8
        6.1    Use..............................................................       8
        6.2    Compliance with Law..............................................       9
        6.3    Condition of Premises............................................       9

  7.    Maintenance, Repairs and Alterations....................................       9
        7.1    Lessor's Obligations.............................................       9
        7.2    Lessee's Obligations.............................................       10
        7.3    Alterations and Additions........................................       11

  8.    Insurance; Indemnity....................................................       12
        8.1    Lessee's Insurance...............................................       12
        8.2    Lessor's Insurance...............................................       13
        8.3    Blanket Policy...................................................       13
        8.4    Insurance Policies...............................................       13
        8.5    Waiver of Subrogation............................................       14
        8.6    Indemnity........................................................       14
        8.7    Exemption of Lessor from Liability...............................       14

  9.    Damage or Destruction...................................................       15

        9.1    Definitions......................................................       15
        9.2    Premises Partial Damage..........................................       15
        9.3    Premises Total Destruction.......................................       16
        9.4    Abatement of Rent; Lessee's Remedies.............................       16
        9.5    Termination - Advance Payments...................................       16
        9.6    Waiver...........................................................       16
        9.7    Lessee's Property................................................       16
        9.8    Notice of Damage.................................................       16
        9.9    Replacement Cost.................................................       17

  10.   Real Property Taxes.....................................................       17
        10.1   Payment of Taxes.................................................       17
        10.2   Payment of Taxes; Additional Improvements........................       17
        10.3   Definition of "Real Property Tax"................................       17
        10.4   Personal Property Taxes..........................................       18

  11.   Utilities...............................................................       18

  12.   Assignment and Subletting...............................................       18
        12.1   Documentation....................................................       18
        12.2   Terms and Conditions.............................................       19
        12.3   Partnership......................................................       19
        12.4   Corporation......................................................       19
        12.5   Lessor's Remedies................................................       20
        12.6   Permitted Transfers..............................................       20

  13.   Default; Remedies.......................................................       20
        13.1   Default..........................................................       20
        13.2   Remedies.........................................................       22
        13.3   Default by Lessor................................................       23
        13.4   Late Charges.....................................................       23
        13.5   No Relief From Forfeiture After Default..........................       23

  14.   Condemnation............................................................       23

  15.   Broker's Fee............................................................       24

  16.   Estoppel Certificate....................................................       24

  17.   Lessor's Liability......................................................       25

  18.   Severability............................................................       25

  19.   Interest on Past-due Obligations........................................       25

  20.   Time of Essence.........................................................       25

  21.   Incorporation of Prior Agreements; Amendments...........................       25

  22.   Notices.................................................................       26

  23.   Waivers.................................................................       26

  24.   Recording...............................................................       26

  25.   Holding Over............................................................       26

  26.   Cumulative Remedies.....................................................       26

  27.   Covenants and Conditions................................................       26

  28.   Binding Effect; Choice of Law...........................................       26

  29.   Subordination...........................................................       27

  30.   Hazardous Materials.....................................................       27

        30.1   Use of Hazardous Materials.......................................       27
        30.2   Lessee's Indemnification.........................................       27
        30.3   Hazardous Materials Documents....................................       28
        30.4   Notices..........................................................       28
        30.5   Definition.......................................................       28
        30.6   Asbestos.........................................................       29

  31.   Attorneys' Fees.........................................................       29

  32.   Lessor's Access.........................................................       29

  33.   Signs...................................................................       29

  34.   Merger..................................................................       29

  35.   Security Measures.......................................................       30

  36.   Easements...............................................................       30

  37.   Authority...............................................................       30

  38.   Offer...................................................................       30

  39.   Interpretation..........................................................       30

  40.   Attachments.............................................................       30

                                    EXHIBITS

Exhibit A     -        The Premises
Exhibit B     -        Letter of Credit
Exhibit C     -        Asbestos Notification
Exhibit D     -        Common Area (Parking Designation)/Site Plan

                            STANDARD INDUSTRIAL LEASE


      1. Parties. This Lease, dated for reference purposes only, as of October 21, 1997 is made by and between MARIN COUNTY EMPLOYEES RETIREMENT ASSOCIATION, a pension fund ("LESSOR") and CEPHEID, a California corporation ("LESSEE").

      2.    Premises and Parking.

            2.1 Premises. Lessor hereby leases to Lessee, and Lessee leases from Lessor, for the term, at the rental, and upon all of the conditions set forth herein, those certain premises commonly known as 1190 Borregas Avenue, Sunnyvale, California (the "PREMISES"), including the building ("BUILDING") located on that certain real property (the "PROPERTY") as outlined on Exhibit A attached hereto, including rights to the Common Areas (as hereinafter specified) but not including the roof or the exterior walls of the Building. Lessor and Lessee agree that for purposes of this Lease the interior of the Building contains 19,200 square feet. The Premises do not include any rights to the airspace above the Premises.

            2.2 Vehicle Parking. Lessee shall be entitled to the non-exclusive use of seventy-six (76) vehicle parking spaces, unreserved and unassigned, on those portions of the Common Areas designated by Lessor for parking as shown on Exhibit D. Lessee shall not use more than such number of parking spaces. Said parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."

                  2.2.1 Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

                  2.2.2 If Lessee permits or allows any of the prohibited activities described in Section 2.2 of this Lease, then Lessor shall have the right, without notice, in addition to such other reasonable rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Lessee, which costs shall be immediately payable upon demand by Lessor as additional rent hereunder.

            2.3 Common Areas - Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Property on which the Premises are located that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessees of the Property and their respective employees, suppliers, shippers, customers and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

                  2.3.1 Common Areas - Lessee's Rights. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Common Areas established from time to time by Lessor, subject to the provisions of

Section 2.3.2. Under no circumstances shall the right herein granted to Lessee to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated representative, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the reasonable cost thereof to Lessee, which cost shall be immediately payable upon demand by Lessor.

                  2.3.2 Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable, non-discriminatory, rules and regulations with respect thereto. No such rules and regulations shall materially impair or conflict with the rights of Lessee under this Lease. Lessee agrees to abide by and conform to all such rules and regulations upon reasonable written notice of such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform.

                  2.3.3 Common Areas - Changes. Provided that none of the following shall materially impair or conflict with the rights of Lessee under the Lease, Lessor shall have the right, in Lessor's sole discretion, from time to time: (a) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways, provided such changes do not reduce the number of available parking spaces; (b) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) to designate other land outside the boundaries of the Premises to be a part of the Common Areas; (d) to add additional improvements to the Common Areas; (e) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof; (f) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Premises as Lessor may deem to be appropriate; and (g) to remove areas from use as Common Areas.

      3.    Term.

            3.1 Term. The term of this Lease shall be for sixty-eight (68) months commencing on December 1, 1997 (the "COMMENCEMENT DATE") and ending at midnight on July 31, 2003 (the "INITIAL TERM"), unless sooner terminated pursuant to the provisions hereof or extended pursuant to Section 3.4 hereof.

            3.2 Delay in Delivery of Possession. Lessor shall use its best efforts to deliver possession of the Premises to Lessee on or before December 1, 1997. Lessee and the current tenant, Alexon Biomedical, Inc. ("ALEXON"), have agreed that Alexon will have the right to remain in a portion of the Premises subject to a Sublease between Lessee and Alexon, which must be consented to by Lessor pursuant to the terms of this Lease. Accordingly, Lessee agrees to accept possession of the Premises with Alexon still occupying the Premises. If Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee on the anticipated Commencement Date, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee by any loss or damage resulting therefrom. In such event, Lessee shall be relieved of its obligations to pay rent for the period of delay and the Commencement Date and expiration date of the Lease term and each date for an adjustment to Base Rent shall be postponed for a period of time equal the period of time from the scheduled Commencement Date to the date on which Lessor shall deliver to Lessee possession of the Premises, and all other dates affected thereby shall be revised to conform to the first date on which Lessor can deliver possession of the Premises, which date shall be the Commencement Date, provided, that if possession is not delivered to Lessee by December 31, 1997, and the cause of the delay in delivering possession of the Premises is not caused by Alexon, Lessee shall have the option to cancel this Lease by providing written notice to Lessor on or before January 15, 1998. Following the Commencement Date, Lessor and Lessee shall execute a memorandum confirming the date of commencement and date of expiration of the term of this Lease.

            3.2 Early Possession. Upon Lessor's written consent, Lessee may enter upon the Premises prior to the Commencement Date for the limited purpose of installing Lessee's furniture, fixtures, equipment and supplies, provided that such limited entry shall be performed only at times and in areas of the Premises designated by Lessor and that such limited entry shall not damage the Premises or Building. As a condition precedent to any such entry by Lessee, Lessor may require that Lessee deliver to Lessor evidence of the insurance to be maintained by Lessee pursuant to Section 8.1 and that Lessee expressly assume the risk of loss or damage to Lessee's furniture, fixtures, equipment and supplies brought into the Premises. Lessee shall not be obligated to pay any Base Rent or additional rent during the period of any such limited entry. If Lessor permits Lessee to occupy the Premises prior to the Commencement Date of the term of this Lease for the purpose of conducting its business operations, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth in Article 4.

            3.3   Option to Extend Term.

                  3.3.1 At the expiration of the Initial Term hereof, Lessee may extend the term of this Lease for one (1) additional term of five (5) years commencing immediately following the Initial Term (the "EXTENDED TERM"). Lessee shall exercise this option, if at all, by giving Lessor notice of Lessee's intention to do so during the period from February 1, 2003 to February 28, 2003. In no event shall any purported exercise of such option by Lessee be effective if any Event of Default has occurred during the period from the date Lessee exercises its option hereunder up to and including the commencement of any Extended Term unless such Event of Default is cured prior to the commencement of the Extended Term. The Extended Term shall be upon all of the terms and conditions of the Lease, except that the Base Rent and method of rental adjustments for the Extended Term shall be determined as set forth below in
Section 3.3.2.

                  3.3.2 Upon the commencement of the Extended Term, the Base Rent shall be one hundred percent (100%) of the then fair market rent for the Premises as of the commencement of the Extended Term; provided, however, Base Rent shall not be less than the Base Rent for the month prior to the commencement of the Extended Term. The parties shall have thirty (30) days after Lessee exercises its option to extend for the Extended Term to mutually agree on the fair market rent for the Premises and method of rental adjustments for the Extended Term. If the parties fail to reach agreement during such thirty (30) day period, the fair market rent and the method of rental adjustments for the Extended Term shall be determined by appraisal in the manner hereafter set forth.

      In the event it becomes necessary under this subparagraph to determine the fair market rent for the Premises, and the method of rental adjustments of the Premises by appraisal, Lessor and Lessee each shall appoint a real estate appraiser who shall be a member of the American Institute of Real

Estate Appraisers ("AIREA") and shall have at least five (5) years experience in appraising the rent for commercial properties in Santa Clara County, and such appraisers shall each determine the fair market monthly Base Rent for the Premises taking into account the value of the Premises as improved and prevailing comparable rentals and rental adjustment practices in the Sunnyvale and Santa Clara region for comparable properties with improvements of similar age and configuration. Such appraisers shall, within twenty (20) business days after their appointment, complete their appraisals and submit their appraisal reports to Lessor and Lessee. If the fair market monthly Base Rent of the Premises established in the two (2) appraisals varies by five percent (5%) or less of the higher rental, the average of the two shall be controlling and the two (2) appraisers shall have an additional five (5) business days in an attempt to mutually agree on the method of rental adjustments for the Extended Term. If said fair market monthly Base Rent varies by more than five percent (5%) of the higher rental or the method of rental adjustments could not be mutually agreed to during such additional five (5) business day period, said appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA and shall have at least five (5) years experience in appraising the rent for commercial properties in Santa Clara County. Such third appraiser shall, within twenty (20) business days after his appointment, determine by appraisal the fair market monthly Base Rent of the Premises, if the initial appraisals varied by more than five percent (5%) of the higher rental, and/or the method of rental adjustments, taking into account the same factors referred to above, and submit his appraisal report to Lessor and Lessee. If a third appraiser is appointed to determine the fair market monthly Base Rent, the fair market monthly Base Rent determined by the third appraiser for the Premises shall be controlling, unless it is less than that set forth in the lower appraisal previously obtained, in which case the value set forth in said lower appraisal shall be controlling, or unless it is greater than that set forth in the higher appraisal previously obtained, in which case the rental set forth in said higher appraisal shall be controlling. If a third appraiser is appointed to determine the method of rental adjustments, the method of rental adjustments determined by the third appraiser for the Premises shall be controlling. If either Lessor or Lessee fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment, to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by Lessor and Lessee are unable to agree upon a third appraiser within the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Lessor or Lessee to the AIREA, which shall appoint a member of said institute willing to serve as appraiser. Each party shall pay the cost of the appraiser selected by such party and the parties shall each pay fifty percent (50%) of the cost of the third appraiser.

      4.    Rent.

            4.1 Base Rent. Lessee shall pay to Lessor, as Base Rent for the Premises, without offset or deduction, notice or demand, commencing and continuing thereafter on the first (1st) day of each month of the term of this Lease, monthly payments in advance in the following amounts:

           12/1/97 thru 7/31/98       $24,000
           8/1/98 thru 7/31/99        $33,600
           8/1/99 thru 7/31/2003      $33,600, as adjusted pursuant to
                                               Section 4.2 hereof

      Base Rent for any period during the term of this Lease which is for less than one month shall be a pro rata portion of the Base Rent for such month. Base Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate from time to time to Lessee in writing. Notwithstanding the foregoing, Lessee shall prepay to Lessor the Base Rent for the first month of the Initial Term upon execution of this Lease.

            4.2 Adjustment to Base Rent. The Base Rent shall be adjusted on August 1, 1999 and every twelve (12) months thereafter, excluding any extensions of the initial term of this Lease (the "Rental Adjustment Dates"), to reflect any increase in the cost of living from the end of July 31, 1999, or the immediately preceding Rental Adjustment Date for all subsequent adjustments (the "Base Dates"). The adjustment or adjustments, if any, shall be calculated upon the basis of the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All-Urban Consumers, for San Francisco/Oakland/San Jose (1982-1984 = 100), hereafter referred to as the "Index." The applicable Index for each adjustment made under this Section 4.2 shall be the latest published Index as of the applicable Base Date and the applicable Rental Adjustment Date. On each Rental Adjustment Date, the Base Rent then in effect shall be increased by an amount equal to the Base Rent then in effect multiplied by the percentage increase in the Index during the twelve (12) month period between the Base Date immediately preceding such Rental Adjustment Date and such Rental Adjustment Date. When the adjusted Base Rent is determined upon each Rental Adjustment Date, Lessor shall give Lessee written notice to that effect indicating how the new Base Rent figure was computed in accordance with this Section 4.2. In no event shall the adjusted Base Rent be less than one hundred three percent (103%) or more than one hundred seven percent (107%) of the Base Rent during the month immediately preceding the Rental Adjustment Date. If the Index does not exist on any Rental Adjustment Date in the same format as referred to in this paragraph, Lessor shall substitute in lieu thereof an index reasonably comparable to the Index then published by the Bureau of Labor Statistics, or successor or similar governmental agency, or if no governmental agency then publishes an index, Lessor shall substitute therefor any comparable index then published by a reputable private organization.

            4.3 Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Pro Rata Share (as defined in Section 4.5 hereof) of Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

                  4.3.1 "OPERATING EXPENSES" shall include:

                        (a) All costs and expenses paid or incurred by Landlord for the ownership, operation, maintenance, repair and replacement of the Building and the Common Areas, including, but not limited to: (i) maintaining, cleaning, repairing and resurfacing the roof (including repair of leaks) and the exterior surfaces (including painting) of the Building, (ii) maintaining, operating and replacing when necessary HVAC equipment, if Lessor so elects under Section 7.2.1 below, utility facilities and other building service equipment, (iii) complying with all Laws (as hereinafter defined), (iv) operating, maintaining, repairing, cleaning, painting, restripping and resurfacing the Common Areas, (v) replacement or installation of lighting fixtures, direction or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials and all landscaping the Common Areas, (vi) management fees paid by Lessor with respect to the management of the Building, and (vii) any other service provided by Lessor that is elsewhere in this Lease stated to be an Operating Expense; provided, that any cost for a replacement of a portion of the Building or the Common Areas that may be capitalized under generally acceptable accounting principles ("GAAP") shall be amortized by Lessor over the useful life of such replacement as determined by the manufacturer of the replacement or the contractor installing the replacement, and only the monthly amortized amount of such cost, plus interest on the unamortized balance of such cost at the rate of ten percent (10%) per annum, shall be included as an Operating Expense;

                        (b) The cost of the premiums for the insurance policies maintained by Lessor pursuant to Article 8 hereof and all increases in such premiums during the term of this Lease;

                        (c) The amount of the Real Property Taxes to be paid by Lessor pursuant to Section 10.1 hereof;

                        (d) The cost of providing water, gas, electricity, sanitary sewer, storm drain, and other utility services to the Premises which are not paid directly by Lessee; and

                        (e) Deductibles on the liability and property (including flood and earthquake) insurance policies to be maintained by Lessor pursuant to Article 8 hereof.

                  4.3.2 Notwithstanding anything in Section 4.3.1 to the contrary, the following shall not constitute Operating Expenses for the purposes of this Lease:

                        (a) Legal fees, brokerage commissions, advertising costs and other related expenses incurred in connection with the leasing of the Premises;

                        (b) The cost of (i) repair of damage or destruction to the Premises, and (ii) maintenance of the Premises, to the extent such cost is covered by any insurance policy carried by Lessor or any warranty held by Landlord, in connection with the Premises.

                        (c) Lessor's general overhead expenses not related to the Premises, including executive salaries of Lessor above the manager level (this exclusion shall not affect the management fees Operating Expenses pursuant to Section 4.3.1(a)(v) hereof;

                        (d) Payments of principal or interest on any mortgage or other encumbrance including ground lease payments and points, and commissions and legal fees associated with financing;

                        (e) Depreciation of any portion of the Premises (except as otherwise expressly set forth herein);

                        (f) Interest, penalties or other costs arising out of Lessor's failure to make timely payments of its obligations, unless Lessee fails to pay any amounts due under this Lease; and

                        (g) Management fees in any year which are in excess of four percent (4%) of the base rent due under all leases on the Building for such year.

                  4.3.3 The inclusion of the improvements, facilities and services set forth in the definition of Operating Expenses shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Premises already has the same or Lessor has agreed elsewhere in this Lease to provide the same.

                  4.3.4 Operating Expenses shall be payable by Lessee to Lessor within ten (10) business days after a statement of the actual annual Operating Expenses incurred by Lessor is delivered to Lessee by Lessor. Provided, however, at Lessor's option, Lessor may require Lessee to pay monthly an amount estimated by Lessor from time to time to be one-twelfth (1/12) of Lessor's estimate of the annual Operating Expenses, and the same shall be payable during each calendar year of the Lease term on the same day as the Base Rent is due hereunder. In the event that Lessee is required to pay Lessor's estimate of Operating Expenses as aforesaid, Lessor shall deliver to Lessee within ninety (90) days after the expiration of each calendar year a statement showing the actual Operating Expenses incurred during the preceding calendar year and the amount of the estimated payments made by Lessee. If Lessee's estimated payments under this
Section 4.3.3 during said preceding year exceed the actual Operating Expenses as indicated on said statement, Lessee shall be entitled to credit the amount of such overpayment against Operating Expenses next falling due until such amount is fully credited, or if no such payments shall be due by reason of the expiration of the term of this Lease, the amount of such overpayment shall be paid to Lessee by Lessor within ninety (90) days following the date of expiration of the term of this Lease. If Lessee's estimated payments under this
Section 4.3.3 during said preceding calendar year were less than the actual Operating Expenses as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) business days after delivery by Lessor to Lessee of said statement.

            4.4 Additional Rent. All monetary obligations of Lessee to Lessor under the terms of this Lease, including, but not limited to Operating Expenses shall be deemed to be rent.

            4.5 Lessee's Pro Rata Share. "Lessee's Pro Rata Share" shall mean a fraction, the numerator of which shall be the amount of rentable square feet in the Premises and the denominator of which shall be the total amount of rentable square feet of the Building.

      5.    Security and Letter of Credit.

            5.1 Security Deposit. Upon execution of this Lease by Lessee, Lessee shall deposit with Lessor the cash sum of Twenty-Four Thousand Dollars ($24,000), as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, beyond any applicable notice and cure period, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer by reason of Lessee's default. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand deposit with Lessor in cash an amount sufficient to restore said deposit to the full original amount. Lessor shall not be required to keep said deposit separate from its general accounts or to pay interest on said deposit. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied or retained by Lessor pursuant to this
Section 5.1, shall be returned to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest under this Lease) at the expiration of the term of this Lease, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said deposit.

            5.2 Contingent Letter of Credit. Upon execution of this Lease by Lessee, Lessee shall post an irrevocable letter of credit (the "Letter of Credit") in the initial amount of Three Hundred Thousand Dollars ($300,000). The Letter of Credit shall be maintained for the entire term of the Lease, except as expressly set forth in the following sentence. Lessee shall be entitled to have the

Letter of Credit returned to Lessee prior to the expiration of the Lease upon the satisfaction of the following conditions: (i) in the event that no Event of Default (as defined in Section 13 below) has occurred during the term of this Lease, and (ii) Lessee is "Acquired" (as hereinafter defined), or has completed an initial public offering or other offering of the shares of the capital stock of Lessee (the "Equity Infusion") together with proof satisfactory to Lessor that the acquiring company or Lessee, immediately following the Equity Infusion, has a net worth of at least Seven Million Dollars ($7,000,000) for a period of six (6) consecutive months, with such net worth to consist of cash and tangible assets, exclusive of any value attributable to contract rights, good will and technology rights and exclusive of any promissory notes, receivables or credits from affiliated entities. Lessor agrees that Lessee's delivery to Lessor of six
(6) consecutive monthly financial statements including a balance sheet prepared in accordance with GAAP, consistently applied, during such period as the Letter of Credit is outstanding (with at least one such financial statement to be an audited statement) shall be an acceptable means (but not necessarily the only acceptable means) of establishing that Lessee has complied with such net worth requirement. For the purpose of this Lease, "Acquired" means any sale, license, or other disposition of all or substantially all of the assets of Lessee, or any reorganization, consolidation, or merger of Lessee where the holders of the Lessee's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction. The Letter of Credit shall be issued by a financial institution reasonably acceptable to Lessor, shall show Lessor as the account party and shall have a term of not less than six (6) months. The Letter of Credit shall be in the form of Exhibit B attached hereto.

                  5.2.1 The Letter of Credit shall be renewed from time to time during the period that the Letter of Credit must be maintained pursuant to this
Section 5.2. Such renewals shall be for a period of not less than six (6) months. The amount of each renewal Letter of Credit shall be equal to the amount required pursuant to this Section 5.2. The term "Letter of Credit" shall, for the purposes of this Lease, include any replacement or renewal Letter of Credit.

                  5.2.2 Upon issuance of the Letter of Credit to Lessor pursuant to this Section 5.2, Lessor may draw against the Letter of Credit if (a) Lessee is in default of any term, provision, covenant or condition of this Lease provided that Lessor has given written notice to Lessee under the terms of this Lease and the applicable period of cure (if any) under this Lease for such default has expired and the default of Lessee has not been cured, or (b) Lessee shall fail to deliver or cause to be delivered to Lessor any renewal or replacement Letter of Credit required under this Section 5.2 not later than thirty (30) business days prior to the date of expiration of the Letter of Credit then held by Lessor.

      6.    Use.

            6.1   Use.

                  6.1.1 Subject to applicable laws and covenants, conditions and restrictions of record applicable to the Premises, the Premises shall be used and occupied only for manufacturing, general office, research and development, warehouse and any other legal use which is reasonably comparable or related thereto, and for no other purpose, unless approved in writing by Lessor, which approval shall not be unreasonably withheld or delayed.

                  6.1.2 Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction, or going out of business, fire or bankruptcy sale upon the Premises without first having obtained Lessor's prior written consent.

                  6.1.3 Lessee, at Lessee's sole cost and expense, shall obtain and maintain in force during the term of this Lease all permits, licenses and approvals required or necessary for the conduct of the activities of Lessee on the Premises.

            6.2 Compliance with Law. During the term of this Lease, Lessee shall, at Lessee's expense, promptly comply with all statutes, ordinances, rules, regulations, orders of governmental authorities, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect ("Laws"), whether or not they reflect a change in policy from that now existing, relating to, imposed by reason of or applicable to the condition of the Premises or Lessee's use or occupancy of the Premises, or any alteration, improvement or change made to the Premises by Lessee, including any alterations that might be required solely to bring the Premises in compliance with the Americans with Disabilities Act ("ADA"). Lessee shall not use, nor permit its employees, agents, contractors or invitees to use, the Premises in any manner that will tend to create a waste or a nuisance or shall tend to disturb the occupants of properties adjoining the Premises.

            6.3   Condition of Premises.

                  6.3.1 Notwithstanding anything in this Lease to the contrary, Lessor shall deliver the Premises (including, but not limited to HVAC, electrical, plumbing, sewer and other Building systems, and the exterior walls, roof, parking area, landscaping and walkways) to Lessee: (i) in good, clean condition and working order (ii) in compliance with all applicable Laws, and the exterior of the Premises in compliance with ADA requirements; provided, however, if a non-compliant situation exists, Lessee shall provide Lessor written notice of such non-compliance within forty-five (45) days following the Commencement Date, and if Lessee does not give Lessor written notice of such non-compliance within the allotted time period, correction of any such non-compliant situation shall be the obligation of Lessee at Lessee's sole cost and expense.

                  6.3.2 Except as otherwise expressly provided in this Lease and subject to Section 6.3.1, Lessee hereby accepts the Premises, the Building, and all improvements thereon, in their existing condition, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject to all of the foregoing and to all matters disclosed in this Lease. Other than as expressly set forth in this Lease, Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of the Lessee's business or the uses proposed by Lessee.

      7.    Maintenance, Repairs and Alterations.

            7.1 Lessor's Obligations. Subject to the provisions of Articles 9 (Damage and Destruction) and 14 (Condemnation) and Section 7.2 (Lessee's Obligations), and except to the extent any damage is caused by any negligent or intentional act or omission of Lessee or Lessee's employees, customers, or invitees (which is not covered by insurance carried by Lessor), Lessee shall repair any such damage at Lessee's expense, Lessor shall keep in good condition and repair the structural portion of the exterior walls (other than cleaning or painting of the exterior surface of such exterior walls, which maintenance or painting shall be the responsibility of Lessee), foundations, the roof of the Building, and the Common Areas. The cost and expense of any repairs made by Lessor shall be reimbursed by Lessee as an Operating Expense. Lessor shall not, however, be obligated to paint the exterior or interior surface of exterior walls, nor shall Lessor be required to maintain, repair or replace windows, doors or plate glass of the Premises. Lessor shall have no obligation to make repairs under this Section 7.1 until a reasonable time after receipt of written notice from Lessee of the need for such repairs. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair; provided that if the condition materially interferes with the conduct of Lessee's business and Lessor has not repaired the condition in a timely manner, Lessee may exercise its legal rights and seek an appropriate remedy in equity. Lessor shall not be liable for damages or loss of any kind or nature by reason of Lessor's failure to furnish any such services, except where such failure is caused by the sole, active negligence or intentional misconduct of Lessor or the agents, employees, contractors or invitees of Lessor, or the breach of this Lease by Lessor.

            7.2   Lessee's Obligations.

                  7.2.1 Subject to the provisions of Articles 9 (Damage and Destruction) and 14 (Condemnation) and Section 7.1 (Lessor's Obligations), Lessee, at Lessee's expense, shall keep in good order, condition and repair the Premises and every part thereof including, without limiting the generality of the foregoing, all plumbing, heating, ventilating and air conditioning systems serving the Premises (Lessee shall procure and maintain, at Lessee's expense, a ventilating and air conditioning system maintenance contract reasonably acceptable to Lessor), electrical and lighting facilities and equipment within or serving the Premises, fixtures, interior walls and interior and exterior surfaces of exterior walls, ceilings, windows, doors, plate glass, and skylights located within the Premises, the parking lots, walkways, driveways, landscaping, fences, signs, and utility installations of the Premises and all parts thereof. Lessor reserves the right to maintain the ventilating and air conditioning system maintenance contract for the heating, ventilating and air conditioning system serving the Premises and, if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the reasonable cost thereof.

                  7.2.2 If Lessee fails to perform Lessee's obligations under this Section 7.2 or under any other paragraph of this Lease where such failure presents, in Lessor's good faith judgment, an emergency or a default of Lessor's obligations under any loan documents which Lessor is a party, then Lessor may enter upon the Premises, perform such obligations on Lessee's behalf and put the Premises in good order, condition and repair, and the reasonable cost of such performance, together with interest thereon at the rate set forth in Article 19, shall be due and payable as additional rent to Lessor upon demand.

                  7.2.3 On the last day of the term of this Lease, or on the date of any sooner termination, Lessee shall surrender the Premises to Lessor in clean condition and in the same condition as received, clean and free of debris, except for ordinary wear and tear, casualty damage (as provided in Article 9), condemnation (as provided in Article 14) and damage due to the sole active negligence or intentional act or omission of Lessor or Lessor's employees, agents or contractors. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by customary and ordinary maintenance practices. On or prior to termination of the Lease, Tenant shall have the right to remove from the Premises any specialized tenant improvements installed by and paid for by Tenant. Prior to expiration of the term of this Lease or the date of any sooner termination, Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures (including any specialized tenant improvements or laboratory fixtures installed by and paid for by Lessee), furnishings, equipment Alterations (as defined below), Installations (as defined below) and personal property.

Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave any air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, heating, ventilating, and air conditioning systems and equipment, and plumbing system and fixtures located on the Premises which Lessee is not permitted to remove under the terms of this Lease in good operating condition and repair. Lessee acknowledges that Lessor has no obligation to provide safety and security devices, services or programs under this Lease and Lessee assumes the full risk of all criminal acts or other losses in, on or about the Premises.

            7.3   Alterations and Additions.

                  7.3.1 Other than as provided in Section 7.3.5, Lessee shall not, without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, make any alterations, improvements, additions (collectively, "ALTERATIONS"), or Installations in, on or about the Premises. Any Alterations or Installations made by Tenant shall not interfere with the operation of any mechanical apparatus or electrical or plumbing systems in the Building. As used in this Section 7.3 the term "INSTALLATION" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, and plumbing. Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, payment and performance bonds in an amount equal to one and one-half times the estimated costs of such Alterations or Installations to insure Lessor against any liability for mechanic's and materialmen's liens and to insure payment and performance of the work. Except as expressly permitted in this Section 7.3.1 and in Section 7.3.5, should Lessee make any Alterations or Installations without the prior approval of Lessor, Lessor any, at any time during the term of this Lease, require that Lessee remove any or all of the same.

                  7.3.2 Any Alterations or Installations that Lessee desires to make in or about the Premises and which requires the consent of Lessor shall be presented to Lessor in written form for Lessor's approval, with proposed detailed plans and specifications therefor prepared at Lessee's sole cost. Lessor shall have thirty (30) days after receipt of Lessee's written request to make an Alteration or Installation in accordance with the preceding sentence to approve or disapprove such Alterations or Installations, and unless Lessor objects within such period, Lessor shall be deemed to have consented. Any consent by Lessor thereto shall be deemed conditioned upon Lessee's acquisition of all permits required to make such Alterations or Installations from all appropriate governmental agencies, the furnishing of copies thereof to Lessor prior to commencement of the work, and the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner, all at Lessee's sole cost. Upon completion of any such Alterations or Installations, Lessee shall, at Lessee's sole cost, immediately deliver to Lessor "as-built" plans and specifications therefor. All construction work required or permitted to be done by Lessee shall be performed by a licensed contractor approved by Lessor, which approval shall not be unreasonably withheld or delayed, and in a prompt, diligent, and good and workmanlike manner. All such construction work shall conform in quality and design with the Premises existing as of the Commencement Date and shall not diminish the value of the Building or the Premises. All such construction work shall be performed in compliance with all applicable Governmental Regulations. Notwithstanding any other provision of this Lease, if any Alterations or Installations (including any restoration work required in connection with the removal of Lessee's specialized tenant improvements and laboratory fixtures at the expiration of the term of this Lease or if the Lease is terminated at Lessor's sole discretion) require upgrades to the Premises or the Common Areas, including without limitation structural upgrades, for earthquakes, sprinklers, ADA requirements, asbestos removal or any other Governmental

Regulations' requirements, Lessee shall be required to complete such upgrades at Lessee's sole cost as a condition to installing any such Alterations or Installations.

                  7.3.3 Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises. Lessee shall give Lessor not less than ten (10) days' written notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand and post a bond in the full amount of such lien, claim or demand, then Lessee shall, at its sole cost and expense, defend itself and Lessor against the same and shall pay and satisfy any judgment that may be rendered thereon before the enforcement thereof against Lessor or the Premises. In addition, Lessor may require Lessee to pay Lessor's reasonable attorneys' fees and costs, upon demand, in participating in such action if Lessor shall decide it is in Lessor's best interest to do so. All work in the Premises performed by or at the request of Lessee shall be performed in compliance with all applicable Laws and covenants, conditions and restrictions of record against the Premises.

                  7.3.4 All Alterations and Installations shall be removed from the Premises by Lessee at the expiration or sooner termination of the term of this Lease at Lessor's sole discretion, unless Lessor requires that the same remain and be surrendered with the Premises pursuant to Section 7.3.1. Notwithstanding the provisions of this Section 7.3.4, Lessee's machinery, trade fixtures, personal property and equipment, including specialized tenant improvements installed by and paid for by Lessee and laboratory fixtures, shall remain the property of Lessee and shall be removed by Lessee subject to the provisions of Section 7.2.3.

                  7.3.5 Notwithstanding anything to the contrary contained in this Section 7.3, Lessee shall have the right, without obtaining the prior written consent of Lessor, to make interior, non-structural Alterations or Installations in, on, or about the Premises, provided that all such Alterations or Installations made by Lessee during any calendar year shall not have a cost in excess of Ten Thousand Dollars ($10,000) and do not affect the roof or roof membrane. All such Alterations and Installations shall be subject to all of the requirements of Section 7.3.3 and Section 7.3.4.

      8.    Insurance; Indemnity.

            8.1   Lessee's Insurance.

                  8.1.1 Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability and property damage insurance insuring Lessee and Lessor against any liability arising out of the use, occupancy or maintenance of the Premises and the Common Areas. Such insurance shall have limits of liability of not less than Three Million Dollars ($3,000,000.00) per occurrence and shall name Lessor as an additional insured. The policy shall contain broad form contractual liability coverage applicable to Lessee's obligations under the indemnity provision of this Article 8. The limits of said insurance shall not, however, limit the liability of Lessee under this Lease.

                  8.1.2 Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to Lessees' furniture, fixtures, equipment, inventory and other personal property located in or on the Premises and all Alterations and Installations in or about the Premises made by Lessee, in an amount not less than the full replacement value thereof, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event the Building is located in a designated flood hazard area) special extended perils ("all risk," or "special" causes of loss as such terms are used in the insurance industry), and such other insurance coverages as Lessor from time to time reasonably deems advisable.

            8.2   Lessor's Insurance.

                  8.2.1 Lessor may obtain and keep in force during the term of this Lease a policy of comprehensive public liability and property damage insurance, insuring Lessor, but not Lessee, against any liability arising our of the ownership, use, occupancy or maintenance of the Building and the Common Areas with limits of liability as determined by Lessor in its sole discretion. It is specifically acknowledged and agreed that all liability insurance required to be provided by Lessee is and shall be considered primary and first to respond, and any liability insurance of Lessor is and shall be considered secondary to such insurance provided by Lessee. In addition to the obligations of Article 8.4 hereof, Lessee shall obtain and provide Lessor with evidence of a primary insurance endorsement indicating that Lessee has obtained such coverage. It is further agreed that the insurance maintained by Lessor pursuant to this
Section 8.2.1 shall not be contributory with the insurance maintained by Lessee pursuant to Section 8.1.1.

                  8.2.2 Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering first party loss or damage to the Building and the other improvements within the Premises, but not Lessee's personal property, fixtures, equipment, Installations or Alterations, in an amount not to exceed the full replacement value thereof, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event the Building is located in a designated flood hazard area and flood insurance is required by a lender having a lien on the Premises) special extended perils ("all risk," or "special" causes of loss as such terms are used in the insurance industry) and such other insurance coverages, including earthquake insurance, as Lessor from time to time reasonably deems advisable so long as it is available at commercially reasonable rates. In addition, Lessor may obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering one hundred percent (100%) of all Base Rent, additional rent (including Operating Expenses) and other sums payable by Lessee under this lease period of one (1) year, with loss payable to Lessor. The amount of the rental value insurance shall be reviewed annually and adjusted to reflect any changes in the amount of the Base Rent or the additional rent.

            8.3 Blanket Policy. Notwithstanding anything to the contrary contained in this Lease, Lessee's obligation to carry insurance may be satisfied by coverage under a so-called "blanket policy" or policies of insurance, provided that Lessor shall be named as an additional insured per the terms of the Lease, the coverage afforded Lessor shall not be reduced or diminished from that otherwise required by this Lease, and all requirements set forth in this Lease are otherwise satisfied by such blanket policy or policies.

            8.4 Insurance Policies. Insurance required hereunder shall be in companies holding a rating of at least A, or such other rating as may be required by any lender having a lien on the Premises, as set forth in the most current issue of Best's Insurance Reports. Lessee shall not do or permit to be done anything which shall invalidate or render unenforceable any portion of the insurance policies carried by Lessee or by Lessor. Lessee shall deliver to Lessor certificates of insurance or copies of insurance policies evidencing the existence and amounts of insurance required under this Article 8 not less than seven (7) days prior to the Commencement Date of this Lease; provided, however, Lessee shall immediately deliver full copies of insurance policies if Lessor so elects and upon written request. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with certificates of insurance, renewals, "binders" or new policies evidencing the insurance to be maintained by Lessee. If Lessee provides certificates of insurance to evidence the insurance to be maintained by Lessee pursuant to Section 8.1, then within fifteen (15) days after Lessor's written request, Lessee shall deliver to Lessor full copies of the insurance policies. Any failure of Lessor to demand or obtain any certificate, policy or other matter provided for in this Lease shall not constitute a waiver of any kind, and shall not constitute a defense for Lessee under any circumstances.

            8.5 Waiver of Subrogation. Lessee and Lessor each hereby releases and relieves the other, and waives its right of subrogation against the other, for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the alleged or actual negligence of Lessor, Lessee or their agents, employees contractors and/or invitees, to the extent of the insurance coverage received by the waiving party. Lessee shall give notice to all insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease, and shall obtain from such insurance carriers a waiver of the rights of subrogation.

            8.6 Indemnity. Except to the extent caused by the negligent acts or omissions or intentional misconduct of Lessor, Lessee shall indemnify, defend and hold harmless Lessor from and against any and all claims, liabilities, causes of action, judgments and settlements, including attorneys' fees and costs, arising from the Premises, or from the conduct of Lessee's business or from any activity, work or thing done, permitted or suffered by Lessee in, on or about the Premises, the Common Areas or elsewhere, and shall further indemnify and hold harmless Lessor from and against any and all claims, liabilities, causes of action, judgments and settlements, including attorneys' fees and costs, arising from any breach or default in the performance of any obligation to be performed by Lessee under the terms of this Lease, or arising from any act or omission of Lessee, or any of Lessee's agents, contractors, employees, or invitees. In the event any action or proceeding of any kind is brought against Lessor in connection with any of the foregoing matters, Lessee shall defend the same at Lessee's expense, with counsel reasonably satisfactory to Lessor, and Lessor shall cooperate with Lessee in such defense; provided, however, that Lessor shall have the right to defend itself, at Lessee's expense, with counsel of Lessor's choice and Lessee shall reimburse Lessor for all fees and costs of defense upon demand. Lessee, as a material part of the consideration to Lessor for the execution of this Lease by Lessor, hereby assumes all risk of damage to property of Lessee or of Lessee's employees, agents, customers and invitees, or injury to persons, in, upon or about the Premises or the Common Areas, arising from any cause whatsoever, except such damage or injury arising from the sole, active negligence or intentional misconduct of Lessor. Otherwise, Lessee hereby waives all claims and liabilities whatsoever against Lessor. This indemnity is intended to be as broad as permitted by law. The parties acknowledge that parol or extrinsic evidence of the intent of this provision shall not be admissible in a court of law.

            8.7 Exemption of Lessor from Liability. Except for the sole, active negligence or intentional misconduct of Lessor, its agents, employees or contractors, Lessee hereby agrees that Lessor shall not be liable for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, agents, contractors or invitees, or any other person in or about the Premises, nor shall Lessor be liable for injury to Lessee or Lessee's employees, agents, contractors or invitees, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, heating, ventilating or air conditioning systems or equipment or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee; provided, however, in no event shall Lessor be liable to Lessee, or to Lessee's employees, agents, contractors or invitees, for lost profits or other consequential or speculative losses or damages claimed or incurred by Lessee or by Lessee's employees, agents, contractors or invitees, and Lessee waives and releases all such claims against Lessor for lost profits or other consequential or speculative losses or damages by Lessee and agrees to indemnify Lessor pursuant to Section 8.6 against such claims by Lessee's employees, agents, contractors or invitees.

      9.    Damage or Destruction.

            9.1   Definitions.

                  9.1.1 "PREMISES PARTIAL DAMAGE" shall mean the Premises are damaged or destroyed to the extent that the cost of repair is less than twenty-five percent (25%) of the then replacement cost of the Premises.

                  9.1.2 "PREMISES TOTAL DESTRUCTION" shall mean the Premises are damaged or destroyed to the extent that the cost of repair is twenty-five percent (25%) or more of the then replacement cost of the Premises.

                  9.1.3 "INSURED LOSS" shall mean damage or destruction which was caused by an event covered by the insurance described in Section 8.2.2. The fact that an Insured Loss is subject to a deductible amount shall not make the loss an uninsured loss.

                  9.1.4 "REPLACEMENT COST" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by lessees.

            9.2   Premises Partial Damage.

                  9.2.1 Insured Loss: If at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage, then Lessor shall, at Lessor's expense, repair such damage to the Premises, but not Lessee's fixtures, equipment, tenant improvements, alterations, improvements, Alterations or Installations, as soon as reasonably possible and this Lease shall continue in full force and effect.

                  9.2.2 Uninsured Loss: If at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), which damage prevents Lessee from using the Premises, Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within sixty (60) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage.

            9.3 Premises Total Destruction. If at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, which falls into the classifications of Premises Total Destruction, then Lessor may, at Lessor's option, either (i) repair such damage or destruction to the Premises, but not Lessee's fixtures, equipment, tenant improvements, alterations, improvements, Alterations or Installations, as soon as reasonably possible at Lessor's expense, and this Lease shall continue in full force and effect, or
(ii) give written notice to Lessee within sixty (60) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

            9.4 Abatement of Rent; Lessee's Remedies. In the event Lessor repairs or restores the Premises pursuant to the provisions of this Article 9, the Base Rent and Additional Rent payable hereunder for the period from the date of such damage and during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired and, provided that Lessor has obtained the rental value insurance to be maintained by Lessor pursuant to Section 8.2.2, such abatement shall be limited to the amount of the proceeds of such rental value insurance actually received by Lessor. Any dispute between Lessor and Lessee as to the degree to which Lessee's use of the Premises is impaired which is not resolved between Lessor and Lessee within fifteen (15) days of the date Lessee makes a claim for such rental abatement to Lessor shall be jointly submitted by Lessor and Lessee to JAMS Endispute ("JAMS"), who shall use a single referee to try such dispute using the then current rules of JAMS. The cost of such arbitration shall be initially borne equally by Lessor and Lessee, but upon a ruling by the referee, the party, whose determination of the degree to which Lessee's use of the Premises is impaired is furthest from that determination of the referee, shall reimburse the other party for all costs of the arbitration. Except for abatement of Base Rent and Additional Rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

            9.5 Termination - Advance Payments. Upon termination of this Lease pursuant to this Article 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor, within 30 days.

            9.6 Waiver. Lessor and Lessee waive the provisions of California Civil Code Sections 1932(2) and 1933(4), and any similar or successor laws or statutes relating to termination of leases in the event of damage or destruction of the leased property, and agree that the rights and obligations of the parties in such event shall be solely governed by the terms of this Lease.

            9.7 Lessee's Property. Notwithstanding anything in the Lease to the contrary, Lessor shall have no obligation to rebuild or restore Lessee's trade fixtures, tenant improvements, specialized tenant improvements or laboratory fixtures, equipment, merchandise, or any Alterations or Installations made by Lessee to the Premises.

            9.8 Notice of Damage. Lessee shall notify Lessor within five (5) days after the occurrence thereof of any damage to all or any portion of the Premises. In no event shall Lessor have any obligation to repair or restore the Premises pursuant to this Article 9 prior to receipt of notice hereunder.

            9.9 Replacement Cost. The reasonable determination in good faith by Lessor of the estimated cost of repair of any damage, or of the replacement cost, shall be conclusive for purposes of this Article 9.

            9.10 Lessee's Right to Terminate. If at any time during the term of this Lease there is damage or destruction, whether or not it is an Insured Loss, which Lessor's contractor reasonably estimates cannot be repaired in one hundred eighty (180) days, then Lessee may give written notice to Lessor within twenty
(20) days of Lessee receiving such estimate of Lessee's intention to cancel and terminate this Lease, in which case this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

      10.   Real Property Taxes.

            10.1 Payment of Taxes. Lessor shall pay all Real Property Taxes (as defined in Section 10.3), applicable to the Premises and the Common Areas, subject to reimbursement by Lessee of such Real Property Taxes in accordance with the provisions of Section 4.3, except as otherwise provided in Section 10.2.

            10.2 Payment of Taxes; Additional Improvements. Real Property Taxes shall be an Operating Expense payable pursuant to Section 4.3. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under
Section 4.3.3 the entirety of any increase in Real Property Taxes assessed by reason of improvements placed upon the Premises by Lessee or at Lessee's request.

            10.3 Definition of "Real Property Taxes." As used herein the term "REAL PROPERTY TAXES" shall include any form of tax, levy or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax imposed on the Premises or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement, benefit or service district, as against any legal or equitable interest of Lessor in the Premises or the Building or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Premises. The term "REAL PROPERTY TAXES" shall also include (a) any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "REAL PROPERTY TAXES," (ii) the nature of which was hereinbefore included within the definition of "REAL PROPERTY TAXES," (iii) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of "REAL PROPERTY TAXES" by reason of such transfer, or (iv) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfer hereof, and (b) any possessory interest or other tax, fee, levy, assessment or charge levied in lieu of any tax, fee, levy, assessment or charge hereinabove included within the definition of "REAL PROPERTY TAXES" by reason of the tax exempt or other status of Lessor. The term "REAL PROPERTY TAXES" shall not include any interest or penalties resulting from the failure of Lessor to pay any tax, levy, or assessment, provided that Lessee has timely paid Real Property Taxes as provided in this Article 10, or any inheritance, estate, gift, personal or corporate income (unless in substitution for any other taxes hereinabove included within the definition of "REAL PROPERTY TAXES"), succession or documentary transfer taxes of Lessor. Any assessments levied against the Premises after the date of this Lease which can be paid over time shall be treated, for the purposes of determining Real Property Taxes, as if Lessor elected to pay such assessments over the longest period allowed by law, and only the amount of such assessments, together with interest at the rate of permitted by law where such assessments are paid over time rather than in a single payment, which is allocable to each calendar year during the term of this Lease shall be included in term "REAL PROPERTY TAXES."

            10.4  Personal Property Taxes.

                  10.4.1 Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment, inventory and all other personal property of Lessee located in, on or about the Premises or the Building. When possible, Lessee shall cause said trade fixtures, furnishings, equipment, inventory and all other personal property to be assessed and billed separately from the Real Property Taxes.

                  10.4.2 If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee's said personal property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's personal property.

      11. Utilities. Lessee shall contract and pay for all water, gas, heat, light, power, telephone, trash removal and disposal and other utilities and services required by Lessee and supplied to the Premises, together with any taxes or surcharges thereon. Lessor shall have no liability to Lessee for the interruption, discontinuance, reduction, or curtailment of any utility or service provided to the Premises, and any such interruption, discontinuance, reduction or curtailment shall not be grounds for abatement of rent under this Lease.

      12. Assignment and Subletting. Lessee shall not assign, transfer, encumber, grant any concession or license or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof (a "Transfer") without, in each case, the prior written consent of Lessor, which consent will not be unreasonably withheld. Notwithstanding the foregoing to the contrary, Lessor shall be entitled to terminate this Lease with respect to all or such portion of the Premises which Lessee proposes to Transfer, except for a permitted Transfer not requiring Lessor's consent as set forth in Section 12.6 hereof, by written notice given to Lessee within thirty (30) days following receipt by Lessor of written notice from Lessee of Lessee's proposal to Transfer; provided, however, that Lessee shall have the right to withdraw its proposal to Transfer and to nullify Lessor's election to terminate by written notice given to Lessor within five (5) days following receipt of Lessor's notice of termination. Any such termination shall be effective thirty (30) days after Lessor's notice of termination. Upon such termination, any prior subleases of portions of the Premises, at the option of the Lessor, shall also concurrently terminate.

            12.1 Documentation. Prior to any Transfer which Lessee desires to make, Lessee shall provide to Lessor in writing the name and address of the proposed transferee, the balance sheet and income statement (and statement of change in financial condition) of the proposed transferee for the prior three
(3) years to the extent available, true and complete copies of all documents relating to Lessee's prospective agreement to Transfer and shall specify all consideration to be received by Lessee for such Transfer in the form of lump sum payments, installments of rent, or otherwise, and such other information as Lessor shall reasonably request in connection with the proposed Transfer within thirty (30) days following receipt by Lessor of Lessee's proposal to Transfer. For purpose of this Section 12.1, the term "CONSIDERATION" shall include, without limitation, all monies or other consideration of any kind, including, but not limited to, bonus money, and payments (in excess of book value thereof) for Lessee's assets, fixtures, inventory, accounts, equipment, furniture, general intangibles, and any capital stock or other equity ownership of Lessee. Within fifteen (15) business days after the receipt of such documentation and other information, Lessor shall notify Lessee in writing that Lessor either (a) consents to the proposed Transfer subject to the terms and conditions hereinafter set forth, or (b) refuses such consent.

            12.2 Terms and Conditions. As a condition to Lessor granting its consent to any Transfer, (a) Lessor may require that Lessor receive fifty percent (50%) of the amount by which all consideration to be received by Lessee in connection with said Transfer, less any reasonable broker's commissions and reasonable legal fees paid by Lessee relating to such Transfer, exceeds the Base Rent payable by Lessee to Lessor for the period of such Transfer (the "Bonus Rent"), (b) if an Event of Default has occurred, then Lessor may require that the proposed transferee make all rent payments under the Transfer directly to Lessor, provided Lessor pays to Lessee fifty percent (50%) of any Bonus Rent,
(c) Lessee and the proposed transferee must demonstrate to Lessor's reasonable satisfaction that the transferee is financially responsible and capable of performing the obligations imposed under this Lease, (d) that proposed use of the Premises is permitted under the provisions of this Lease, and (e) that the proposed Transfer, or the use of the Premises by the proposed transferee, shall not expose Lessor to any additional liability or risk of loss. The parties acknowledge that in connection with any subletting of the Premises, Lessee may agree to provide a sublessee with certain services such as telephone answering and receptionist services, and the parties agree the fair market value for such services shall not constitute Bonus Rent. Each Transfer agreement to which Lessor has consented shall be an instrument in writing in form satisfactory to Lessor, and shall be executed by both Lessee and the transferee, as the case may be. Each such Transfer agreement shall recite that it is and shall be subject and subordinate to the provisions to this Lease, that the transferee accepts such Transfer and agrees to perform all of the obligations of Lessee hereunder (or in the case of a sublease, to the extent such obligations related to the portion of the Premises subleased), and that the termination of this Lease shall, at Lessor's sole election, constitute a termination of every such Transfer. In the event Lessor shall consent to a Transfer, Lessee shall nonetheless remain primarily liable for all obligations and liabilities of Lessee under this Lease, including but not limited to the payment of rent. No Transfer shall relieve any guarantor of this Lease. Lessee agrees to reimburse Lessor upon demand for reasonable attorneys' fees and costs incurred by Lessor in connection with the negotiation, review and documentation of any such requested Transfer in an amount not to exceed One Thousand Dollars ($1,000).

            12.3 Partnership. In the event this Lease is assigned to a partnership, a transfer or transfers, voluntary or involuntary, which in the aggregate consists of a majority interest or any general partner interest in the partnership, or the dissolution of the partnership, shall be deemed a Transfer requiring Lessor's prior written consent.

            12.4 Corporation. Subject to Section 12.6, If Lessee is a corporation, any dissolution, merger, consolidation, or other reorganization of Lessee, or the transfer, of a controlling percentage of the capital stock of Lessee, or the sale or series of sales within any twelve month period of all or substantially all of Lessee's assets located in, on, or about the Premises, shall be deemed a Transfer. The phrase "CONTROLLING PERCENTAGE" means the ownership of, and the right to vote, stock possessing twenty-five percent (25%) or more of the total combined voting power of all classes of Lessee's capital stock issued, outstanding and entitled to vote for the election directors. The provisions of this paragraph shall not apply to the transfer of the shares of Lessee through a national securities exchange (as the term is used in the Securities Exchange Act of 1934, as amended), provided that such transfer is not effected for the purpose of obtaining effective control of Lessee or for the purpose of obtaining a controlling percentage of the shares of Lessee.

            12.5 Lessor's Remedies. Except as provided for in Section 12.4 above, any Transfer without Lessor's prior written consent shall at Lessor's election be void, and shall constitute a default under this Lease. The consent by Lessor to any Transfer shall not constitute a waiver of the provisions of this Article 12, including the requirement of Lessor's prior written consent, with respect to any subsequent Transfer. If Lessee shall purport to Transfer, without Lessor's prior written consent or without complying with the provisions of this Article, Lessor may collect rent from the person or persons then or thereafter occupying the Premises and apply the net amount collected against the rent reserved in this Lease, but such collection shall not be deemed a waiver of Lessor's rights and remedies under this Article 12, or the acceptance of any such purported transferee, or a release of Lessee from the further performance by Lessee of covenants set forth in this Lease, or a release of any guarantor of this Lease.

            12.6 Permitted Transfers. Notwithstanding anything to the contrary contained in this Article 12, Lessee may make a sublease of all or any portion of the Premises, or may make an assignment of this Lease, without Lessor's consent: (a) to a wholly owned or controlled subsidiary or entity; (b) to a corporation or any other entity or person(s) which wholly owns or controls Lessee; (c) to a corporation or any other entity wholly owned or controlled by or which wholly owns or controls a corporation or other entity or person(s) described in the preceding clauses (a) and (b); (d) to any corporation or other entity or person(s) into which Lessee or any corporations, entities or persons described in the preceding clauses (a), (b) and (c) is merged or consolidated, or to which all or substantially all of Lessee's assets or stock or the assets or stock of any of the corporations, entities or person(s) described in such preceding clauses are sold or transferred; provided that the combined tangible net worth and the net income (as determined by using the Net Income Formula defined below) of any such transferee is not less than the tangible net worth and net income (as determined by using the Net Income Formula) of Lessee at the time of execution of this Lease or as it exists immediately prior to any such Transfer, whichever is greater, and such transferee possesses, in Lessor's reasonable judgment, comparable business experience and credit worthiness. Lessee shall give Lessor not less than thirty (30) days' prior written notice of any transaction permitted under this Section 12.6, including the identity of the parties involved, their relationship, the clause of this Section 12.6 which permits such transaction and such other information as Lessor may reasonably request with respect to the requirements of this Section 12.6. No Transfer permitted under this Section 12.6 shall result in the release of Lessee from liability under this Lease. Any Transfer permitted under this Section 12.6 without Lessor's written consent shall be subject to all of the other restrictions contained in this Article 12. For purposes of this Section 12.6, "Net Income Formula" shall mean the same formula for the calculation of net income required by a company in a Form 10Q filing with the Securities and Exchange Commission.

      13.   Default; Remedies.

            13.1 Default. The occurrence of any one or more of the following events shall constitute a default of this Lease by Lessee (an "Event of Default"):

                  13.1.1 The vacation for thirty (30) consecutive days or abandonment of the Premises by Lessee.

                  13.1.2 The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of five (5) business days after written notice thereof from Lessor to Lessee; provided, that, such five (5) business day cure period shall apply only to the first two (2) failures to pay rent occurring during any calendar year and thereafter the cure period for all other failures to pay rent shall be three (3) days. In the event that Lessor serves Lessee with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice to pay rent or quit shall also constitute the notice required by this paragraph.

                  13.1.3 Except as otherwise provided in this Lease, the failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Sections 13.1.1 and 13.1.2 above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable unlawful detainer statutes.

                  13.1.4 (a) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (b) Lessee becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty
(60) days); (c), the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty
(30) days; (d) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days or the date of any sooner sale of any of such assets; (e) Lessee shall not pay its debts as they become due; (f) Lessee shall be insolvent; or (g) Lessee shall become subject to any proceeding in bankruptcy or insolvency.

                  13.1.5 The failure of Lessee to renew the Letter of Credit within thirty (30) days prior to its expiration date; the failure of the financial institution which has issued the Letter of Credit to honor the Letter of Credit; or the issuance of any notice by the financial institution which as issued the Letter of Credit declaring that the Letter of Credit has been or will be withdrawn or terminated and the failure of Lessee to provide a replacement Letter of Credit reasonably satisfactory to Lessor at least ten (10) days prior to the existing Letter of Credit being withdrawn or terminated.

                  13.1.6 The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, or any successor in interest of Lessee, was materially false or misleading.

            13.2 Remedies. Upon an Event of Default, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default;

                  13.2.1 Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee:

                        (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination of this Lease;

                        (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination of the Lease until the time of award exceeds the amount of rental loss that Lessee proves could have been reasonably avoided;

                        (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Lessee proves could be reasonably avoided; and

                        (d) any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee's default including, but not limited to, the cost of recovering possession of the Premises, reasonable expenses of reletting, including renovation and alteration of the Premises, reasonable attorneys' fees, that portion of the leasing commission paid by Lessor pursuant to Article 15 applicable to the unexpired term of this Lease, and any real estate commission incurred in reletting the Premises.

As used in Sections 13.2.1(a) and 13.2.1(b), the phrase "worth at the time of award" shall include interest at the rate of ten percent (10%) per annum. As used in Section 13.2.1(c), the phrase "worth at the time of award" shall be computed by discounting such amount by the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

                  13.2.2 Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder. No action by Lessor shall be deemed a termination of this Lease except written notice by Lessor delivered to Lessee expressly declaring a termination of this Lease. If Lessor maintains Lessee's right to possession, Lessor may thereafter elect to terminate this Lease.

                  13.2.3 Terminate this Lease and, in addition to any recoveries Lessor may seek under Section 13.2.1, bring an action to reenter and regain possession of the Premises in the manner provided by the laws of unlawful detainer of the State of California then in effect.

                  13.2.4 Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of California. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

            13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event earlier than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust encumbering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

            13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Rent, Operating Expenses or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of any of the aforesaid monetary obligations of Lessee, then Base Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Section 4.1 or any other provision of this Lease to the contrary.

            13.5 No Relief From Forfeiture After Default. Lessee waives all rights of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, and under any other present or future laws or statutes, in the event Lessee is evicted or Lessor otherwise lawfully takes possession of the Premises by reason of any default by Lessee under this Lease.

      14. Condemnation. If the Premises or any portion thereof or the Premises are taken under the power of eminent domain, or sold under the threat of the exercise of said power (collectively, "CONDEMNATION"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than thirty three and one-third percent (33 1/3%) of the floor area of the Building, or more than thirty three and one-third percent (33 1/3%) of that portion of the Premises designated as parking for the Building, is taken by condemnation, then either Lessor or Lessee, within ten (10) days after the condemning authority shall have taken possession, may elect to terminate this Lease as of the date the condemning authority takes such possession by written notice given to the other party. If neither Lessor and Lessee so elects to terminate this Lease, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. No reduction of rent shall occur if the only area taken is that which does not have the Premises located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the sole property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any separate award for loss of or damage to Lessee's trade fixtures and removable personal property, loss of good will, the unamortized book value or cost (whichever is less) of the improvements made to the Premises by Lessee at Lessee's sole cost and expense and relocation costs. In the event that this Lease is not terminated by reason of such condemnation and as permitted by applicable law, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damage required to complete such repair.

      Lessor and Lessee waive the provisions of California Code of Civil Procedure Sections 1265.110, 1265.120 and 1265.130, and any similar or successor statutes relating to termination of leases in the event of condemnation, and agree that the rights and obligations of the parties in such event shall be governed by the terms of this Lease.

      15. Broker's Fee. Lessor and Lessee each warrant and represent to the other that no broker or finder other than BT Commercial Real Estate and CBC/Madison (collectively "BROKERS"), have been engaged or used by Lessor or Lessee in connection with this Lease or the Premises. Lessor agrees to pay Brokers a commission in connection with this Lease pursuant to Lessor's agreement with BT Commercial Real Estate and such commission shall be split equally between the Brokers. The warranties and representations contained in this Article 15 shall survive the termination of this Lease.

      16.   Estoppel Certificate.

            16.1 Each party (as "RESPONDING PARTY") shall at any time upon not less than ten (10) days' prior written notice from the other party ("REQUESTING PARTY") execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by the requesting party and any prospective purchaser or encumbrancer of the Premises or of the business of the requesting party to the extent of the representations contained in such statement.

            16.2 At the requesting party's option, the failure to deliver such statement within such time shall be a default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) there are no uncured defaults in the requesting party's performance, and (iii) if Lessor is the requesting party, not more than one month's rent has been paid in advance.

            16.3 If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Notwithstanding the foregoing to the contrary, if Lessee is a public company having shares that trade on a national securities exchange, Lessee shall only be required to deliver such financial statements that are otherwise available to the public. Such statements shall include the past three (3) years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

      17. Lessor's Liability. The term "LESSOR" as used herein shall mean only the owner or owners, at the time in question, of the fee title or a lessee's interest in a ground lease of the Premises, and in the event of any transfer of such title or interest, the Lessor herein named (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed by Lessor under this Lease, provided that any funds held by Lessor or the then transferor at the time of such transfer under the provisions of this Lease shall be delivered to the transferee and that such transferee assumes in full the obligations of the "Lessor" under this Lease which are to be performed from and after the effective date of the transfer. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

      Notwithstanding any provision of this Lease to the contrary, Lessee agrees that it shall look solely to the estate and property of the Lessor in the Premises (including, but not limited to, any proceeds derived from the sale of the Premises or any portion of the Premises), subject to the prior rights of any mortgagee or holder of a deed of trust encumbering the Premises or any portion thereof and subject to the Lessor's rights under a leasehold interest in the Premises or any part thereof, if any, for the collection of any judgment (or other judicial process) requiring the payment of money by Lessor in the event of any default by Lessor with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Lessor, and no other asset of Lessor shall be subject to any levy, execution or other process for the satisfaction of Lessee's remedies under this Lease. No officer, director, administrator, employee, agent, or attorney of Lessor shall be personally liable for any default of Lessor under this Lease.

      18. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

      19. Interest on Past-Due Obligations. Any amount due to Lessor not paid when due shall bear interest at the lesser of a floating rate equal to the "prime" or "reference" rate of Bank of America, N.T. & S.A., in effect from time to time plus two percent (2%), or the maximum rate than allowable by law, from the date such amount is due until such amount is received by Lessor. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee.

      20. Time of Essence. Time is of the essence with respect to the obligations to be performed under this Lease.

      21. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in Article 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the terms of this Lease or the condition or use by Lessee of the Premises and Lessee acknowledges that Lessee assumes all responsibilities regarding the Occupational Safety Health Act, the Americans With Disabilities Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease, except as otherwise expressly stated in this Lease.

      22. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, overnight courier, facsimile followed by overnight delivery or certified mail and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at all such addresses as Lessor may from time to time hereafter designate by notice to Lessee. Notice shall be deemed effective upon receipt or refusal of receipt as shown on the return receipt or bill of lading.

      23. Waivers. No waiver by Lessor or any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach of Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge or such preceding breach at the time of acceptance of such rent.

      24. Recording. This Lease shall not be recorded by either Lessor or Lessee.

      25. Holding Over. If Lessee, with Lessor's consent remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month-to-month upon all the provisions of this Lease pertaining to the obligations of Lessee, except that Base Rent shall be increased to an amount equal to two hundred percent (200%) of the Base Rent paid during the last month of the term, and any other sums due hereunder shall be due and payable in the amount and at the time specified in this Lease.

      If Lessee holds over in the Premises after the expiration or sooner termination of the term of this Lease without the prior written consent of Lessor, Lessee shall be a trespasser, and Lessee shall indemnify, defend, protect and hold harmless Lessor from and against any and all claims for damages by any succeeding tenant as the result of the failure of Lessee to surrender the Premises in the condition required by this Lease upon the expiration or sooner termination of the term of this Lease.

      26. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

      27. Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

      28. Binding Effect; Choice of Law. Subject to any provision hereof restricting assignment or subletting by Lessee and subject to the provisions of
Article 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California and any litigation concerning this Lease between the parties hereto shall be initiated in the County of Santa Clara, California.

      29.   Subordination.

            29.1 This Lease and the rights of Lessee hereunder, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Premises or any portion thereof and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default beyond any applicable notice and cure period and so long as Lessee shall pay the rent and observe and perform all of the terms and provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior or superior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

            29.2 Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be; provided that any holder of any mortgage, deed of trust or similar security instrument or any ground lessor shall agree in writing that in the event any mortgage, deed of trust or security instrument is foreclosed or a conveyance in lieu of foreclosure is made, or any ground lease or underlying lease terminates, Lessee's quiet enjoyment and possession of the Premises and other rights under this Lease shall not be disturbed so long as Lessee is not in default under the terms and provisions of this Lease beyond any applicable notice and cure period and subject to any standard exclusions to Lessee's rights under the Lease which any holder or any ground lessor may require in such writing. Lessee's failure to execute such documents within ten (10) business days after written demand shall constitute a default by Lessee hereunder without further notice to Lessee.

      30.   Hazardous Materials.

            30.1 Use of Hazardous Materials. During the term of this Lease, Lessee shall not generate, handle, place, store, or use, or permit (either knowingly or as the result of the negligence of Lessee) the generation, handling, storage, disposal or use of, Hazardous Materials in, on, about, or under the Premises, including without limitation the soils and groundwater thereunder, without Lessor's written consent. Lessee shall not dispose of, discharge or release any Hazardous Materials in, on or about the Premises or any adjoining property, or into the air above, or the ground or groundwater below, the Premises or any adjoining property. Notwithstanding any provision of this
Article 30 to the contrary, Lessee shall have the right to store and use reasonable quantities of normal office and cleaning supplies on the Premises. All such office and cleaning supplies shall be stored, used and disposed of in compliance with all laws.

            30.2 Lessee's Indemnification. Lessee hereby indemnifies, and agrees to protect, defend and hold Lessor harmless from and against all liability, costs, claims, judgments, losses, demands, causes of action, proceedings or hearings, including Lessor's reasonable attorneys' fees and court costs, relating to Lessee or its agents, employees, contractors or invitees' generation, handling, placement, discharge, release, storage, disposal, or use of Hazardous Materials on or about the Premises by Lessee or its agents, employees, contractors or invitees during the term of this Lease. Lessee shall reimburse Lessor upon demand for (a) all losses in or reductions to rental income or value of the Premises resulting from the generation, handling, placement, discharge, release, storage, disposal, or use of Hazardous Materials on or about the Premises during the term of this Lease;

(b) all costs of cleanup or other alterations to the Premises necessitated by the generation, handling, placement, discharge, release, storage, disposal, or use of Hazardous Materials by Lessee or its agents, employees, contractors or invitees on or about the Premises during the term of this Lease, including, but not limited to, all civil and criminal fines, penalties and sanctions; and (c) all reasonable attorneys fees and court costs incurred by Lessor in connection with the generation, handling, placement, discharge, release, storage, disposal, or use of Hazardous Materials by Lessee or its agents, employees, contractors or invitees on or about the Premises during the term of this Lease.

            30.3 Hazardous Materials Documents. Prior to the Commencement Date, Lessee shall deliver to Lessor in writing (a) a list of all Hazardous Materials which Lessee proposes to generate, handle, store, dispose of, or otherwise use in, on or about the Premises, including the proposed quantities of each Hazardous Material, the proposed location for the storage of each Hazardous Material and the proposed method for storage and security of each Hazardous Material, (b) copies of all governmental permits, authorizations, approvals and consents required with respect to the proposed generation, handling, storage, or use of Hazardous Materials by Lessee in, on or about the Premises, or the disposal of Hazardous Materials by Lessee, (c) any Hazardous Materials management plan required to be prepared by Lessee with respect to Lessee's generation, handling, storage, or use of Hazardous Materials in, on or about the Premises, or the disposal of Hazardous Materials by Lessee, and (d) the methods proposed by Lessee for the transportation and disposal of Hazardous Materials generated, handled, stored, or used (or the wastes or by-products of Lessee's operations) in, on or about the Premises, including the names, addresses and telephone numbers of all licensed transportation and disposal contractors to be used by Lessee and copies of the contracts between Lessee and such licensed transportation and disposal contractors. Lessee shall give Lessor written notice prior to bringing onto the Premises any Hazardous Materials which are not listed on the list of Hazardous Materials previously provided to and approved in writing by Lessor or prior to increasing the quantity of any Hazardous Materials generated, handled, stored or used in, on or about the Premises. Lessee's shall provide to Lessor updated information regarding Lessee's generation, handling, storage, disposal, and use of Hazardous Materials upon the written request of Lessor, but in all events not less frequently than semi-annually.

            30.4 Notices. Either party shall promptly after receipt thereof deliver to the other party a copy of any notice received by such party from any governmental agency or entity proposing or threatening remedial action or alleging a violation of any law, rule or regulation relating to the physical or environmental condition of the Premises including, but not limited to, any alleged generation, handling, placement, discharge, release, storage, disposal, or use of Hazardous Materials in, on or about the Premises or any adjoining property. Lessee shall, with the concurrence and reasonable approval of Lessor, perform any and all clean-up, remediation, or other action required by an governmental agency or entity required in connection with the generation, handling, placement, discharge, release, storage, disposal or use of Hazardous Materials by Lessee or its agents, employees, contractors or invitees in, on or about the Premises or any adjoining property.

            30.5 Definition. As used herein, the term "Hazardous Materials" means any substance, material, waste, chemical, mixture or compound which: (a) is flammable, ignitable, radioactive, hazardous, toxic, corrosive or reactive, and which is regulated under law or by a public entity, (b) is a "Hazardous Substance" as defined or listed under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), or any regulations promulgated thereunder, as amended, (c) is crude oil, petroleum, natural gas, or distillates or fractions thereof, and/or (d) damages or threatens to damage health, safety, or the environment, or is required by any law or public entity to be remediated, including remediation which such law or public entity requires in order for property to be put to any lawful purpose.

            30.6 Asbestos. Pursuant to applicable law, Lessor hereby notifies Lessee of the presence of asbestos containing materials in, on or about the Premises. Such notification is more fully set forth in Exhibit C attached hereto.

      31. Attorneys' Fees. In the event of any dispute between the parties arising under this Lease, or the breach of any covenant or condition under this Lease, then the prevailing party shall be entitled to have and recover from the party not so prevailing, the prevailing party's reasonable costs and reasonable attorneys' fees incurred in any dispute, collection or attempted collection, negotiation relative to the obligations contained herein, or action or proceeding brought to enforce this Lease, whether such costs and fees are incurred in taking any action under this Lease or in any judicial proceeding (including appellate proceeding). "Prevailing party" for the purposes of this
Article 31 shall include, without limitation, the party who receives from the other party the sums allegedly due, performance of the covenants allegedly breached, consideration substantially equal to that which was demanded, or substantially the relief or consideration sought, whether or not any judicial proceeding is commenced or prosecuted to final judgment, or a party who dismisses a judicial action in return for substantially the performance or relief sought or in the payment of the sums allegedly due.

      32. Lessor's Access. Upon not less than twenty-four (24) hours' prior notice to Lessee, except in the event of an emergency in which event no notice shall be required, Lessor and Lessor's agents shall have the right to enter the Premises at all reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises of which they are part as Lessor may deem reasonably necessary or desirable. Lessor may during the last nine (9) months of the term of this Lease, or during any period that Lessee is in default under this Lease after the giving of any required notice and the elapse of any period of cure provided for in Section 13.1 of this Lease, place on or about the Premises any ordinary "For Sale" or "For Lease" signs. All reasonable activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same. In the event of an emergency, Lessor and Lessor's agents shall have the right to enter upon the Premises by any means including, but not limited to, forcible entry. In exercising such right of entry, Lessor shall use reasonable efforts to minimize any interference with the business operations of Lessee on the Premises occasioned by any such entry.

      33. Signs. Lessee, at its sole cost and expense, shall have the exclusive right to place a sign on the Premises and on the monument sign with Lessor's prior written consent as to content, size and form, which consent shall not be unreasonably withheld or delayed. Under no circumstances shall Lessee place a sign on any roof of the Building. All of Lessee's signs shall comply with the requirements of the covenants, conditions and restrictions of record and the requirements of the City of Sunnyvale, California. All sign(s) shall be removed by Lessee and the Premises restored, at the sole cost and expense of Lessee, upon the expiration or sooner termination of the term of this Lease.

      34. Merger. The voluntary or other surrender of this Lease by Lessee or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

      35. Security Measures. Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises. Lessee assumes all responsibility for the protection of Lessee, its employees, agents, and invitees and the property of Lessee and of Lessee's employees, agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at Lessor's sole option, from providing security protection for the Premises or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in Section 4.3.1.

      36. Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not materially and permanently interfere with the use or access to of the Premises by Lessee as permitted under this Lease. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

      37. Authority. If either party is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If either Lessor or Lessee is a corporation, trust or partnership, it shall, concurrently with the execution of this Lease, deliver to the other party hereto satisfactory evidence of such authority.

      38. Offer. Preparation of this Lease by Lessor or Lessor' agent and submission of same to Lessee shall not be deemed an offer to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed and delivered by Lessor and Lessee.

      39. Interpretation. This Lease has been reviewed by both parties and their respective legal counsel and this Lease shall be construed as a whole according to its fair meaning, and not strictly for or against either Lessor or Lessee.

      40. Attachments. Attached to this Lease and made a part hereof are the following:

      Exhibit A - The Premises

      Exhibit B - Letter of Credit

      Exhibit C - Asbestos Notification

      Exhibit D - Common Area (Parking Designation)/Site Plan

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY LESSOR OR ITS AGENTS OR

EMPLOYEES OR BY THE REAL ESTATE BROKER(S) AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

      IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be executed by their duly authorized representatives as of the day and year first above written.

"LESSOR":

MARIN COUNTY EMPLOYEES RETIREMENT ASSOCIATION

By:     WOODMONT REAL ESTATE SERVICES, L.P.
        a California limited partnership
Its:    Management Agent


        By: /s/ ROBERT ROUSE
           ----------------------------------
               Robert Rouse,
               President

LESSOR'S ADDRESS FOR NOTICES AND RENT:

c/o Woodmont Realty Advisors, Inc.
1050 Ralston Avenue
Belmont, California  94002
Attention:  Chairman

with a copy to:

Gray Cary Ware & Freidenrich
400 Hamilton Avenue
Palo Alto, California  94301
Attention:  James E. Anderson, Esq.

"LESSEE":

CEPHEID, a California corporation


By: /s/ THOMAS GUTSHALL
   --------------------------------------
        Thomas Gutshall, CEO



LESSEE'S ADDRESS FOR NOTICES:

The Premises

                                    EXHIBIT A

                                  The Premises

      All that certain real property, including improvements located thereon, located in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

      Parcels 2, 3 and 4 as shown on that certain map entitled "Parcel Map for Guy P. Atkinson Company being a portion of Rancho Pastoria De Los Borregas, Grossman Sub. No. 2, T. J. Murphy Sub. No. 3" which map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, September 13, 1966, in Book 214 of Maps at Pages 20-23.

                                    EXHIBIT B

                                Letter of Credit

                   NAME AND ADDRESS OF FINANCIAL INSTITUTION


IRREVOCABLE CREDIT NO. ________________________

DATE OF ISSUE_____________________, 19__

APPLICANT:

Cepheid

__________________________
__________________________

BENEFICIARY:

Marin County Employees Retirement Association
c/o Woodmont Realty Advisors, Inc.
1050 Ralston Avenue
Belmont, California 94002

AMOUNT OF CREDIT:

______________________ UNITED STATES DOLLARS (US $_____)

EXPIRATION DATE:

___________________, 19__
(not less than six (6) months from the Date of Issuance)

Gentlemen:

     We hereby authorize you to draw upon ______________ (Name of Financial Institution) for the account of Cepheid ____ ("Cepheid") in the amount as certified below, up to the aggregate amount of US $______ (United States Dollars _____________) available by your draft at sight to be accompanied by the following document:



     A written statement certified under penalty of perjury as true by an officer of Woodmont Realty Advisors, Inc. or Marin County Employees Retirement Association stating that:


     (1) Lessee (as defined in the Lease) is in default in payment of Base Rent under that certain Standard Industrial Lease by and between Cepheid and Marin County Employees Retirement Association dated as of September __, 1997 (the "Lease"), that the applicable period for cure (if any) of such default has expired and that the default of Lessee has not been cured, OR

                                    EXHIBIT B


     (2) Lessee is in default of any term, provision, covenant or condition of the Lease, that the applicable period for cure (if any) of such default has expired, that the default of Lessee has not been cured, OR

     (3) Cepheid has failed to renew or replace this Letter of Credit as required under the provisions of the Lease not less than thirty (30) business days prior to the date of expiration of this Letter of Credit.

AND further stating the amount to cure and/or compensate Marin County Employees Retirement Association for any default of Lessee under the Lease as of the date of the certification. Cepheid's failure to renew or replace the Letter of Credit pursuant to Paragraph 3 above shall result in the entire amount of the Letter of Credit being paid to Marin County Employees Retirement Association, as an additional security deposit under the Lease.

     Partial drawings are permitted.

     Drafts under this credit must be marked "Drawn under ______________ (Name of Financial Institution) Credit No. _______ dated ___________ (Date of Letter of Credit) and presented to its office at _____________________ (Address of Financial Institution) not later than _________________, 19__ (Expiration Date of Letter of Credit).

     This Letter of Credit must accompany any draft and documents presented to us for payment.

     Unless otherwise expressly stated, this credit is subject to the "Uniform Custom and Practice For Documentary Credits (1983 Revision), International Chamber of Commerce.

     We hereby undertake that drafts drawn in compliance with the terms of this Credit will be duly honored by us.


                         (Name of Financial Institution)


                          ___________________________
                          Authorized Officer



                          ___________________________
                          Authorized Officer

                                    EXHIBIT C

                              Asbestos Notification

                  NOTICE TO EMPLOYEES, LESSEES AND CONTRACTORS
                       1190 BORREGAS AVENUE, SUNNYVALE, CA


      California Health and Safety Code Sections 25915, 25916, 25917, 25920, 25924, 25915.1, 25915.2, 25916.5 and 25923.1, effective, as amended, September
26, 1989, require that certain notifications be given annually to tenants, employees and contractors regarding commercial and public buildings in which asbestos-containing materials (ACM) are present. We are providing this annual notice to you in compliance with this law.

      The FPE Group, an independent environmental engineering firm has reviewed 1190 Borregas Avenue, Sunnyvale, CA and has confirmed that ACMs are present. The building's floor tiles, linoleum and their glues contain asbestos. Roof patching material from around pipes on the roof contain asbestos. Some roofing felts also contain asbestos.

      Building Management has formulated an asbestos operations and maintenance plan regarding policies, plans and work procedures for work in or to areas of the building in which ACM is located. Building Management has prepared rules for tenants and contractors, which are part of the asbestos operations and maintenance plan and which require tenants, contractors and other workers to obtain work permits for work which may distribute ACM, and to perform such work in compliance with the asbestos work procedures. The asbestos operations and maintenance plan is designed to protect the health and safety of tenants, employees, contractors and others. Any and all work in the building shall be performed in compliance with the asbestos operations and maintenance plan and these attached work rules.

      Inhalation of asbestos fibers has been associated with an increased risk of developing cancer, or asbestosis among workers who have been exposed to high levels of asbestos for long periods of time. The known risks of low-level non-occupational asbestos exposure which one might encounter inside buildings is very low as long as the ACMs are not damaged or disturbed and the fibers do not become airborne. Asbestos is listed by the State of California as a chemical known to cause cancer (as listed under 22CCR Section 12000). The major reason for implementing the asbestos operations and maintenance plan is to prevent airborne asbestos exposure of building occupants. If you would like to obtain further information regarding potential risks or impacts of airborne asbestos, please contact the California Occupational Safety and Health Administration at
(415) 557-1677.

      ACM survey reports which collectively identify the presence, type and location of ACM in the Building, and include a description of the polarized light microscopy bulk sample analyses procedures of suspected ACM have been completed and are maintained at the corporate offices in Belmont. A summary of these results is contained in the attached "Asbestos Work Rules." These documents covered by the notification law are available for you to review. Copies may be obtained upon request at a cost of $.20 per page. Please do not hesitate to call Robert Rouse at (415) 592-3960 if you wish to arrange for access to these materials. If you or your employees are unable to come to the corporate offices, we will work with you to make mutually convenient alternate arrangements.

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

                                  RE: AB 3713/
                               AMENDMENT: AB 1564

                  ASBESTOS WORK RULES FOR TenantS & CONTRACTORS
                       1190 BORREGAS AVENUE, SUNNYVALE, CA

      The above referenced building has been reviewed by our independent environmental engineering firm, The FPE Group. This review indicates that the linoleum backing, floor tiles and their glue contain asbestos. Roofing patching material from around pipes on the roof contain asbestos. We have been advised that the asbestos-containing materials (ACM) do not represent a problem unless their fibers are damaged or disturbed and the fibers become airborne. Compliance with this notice should ensure that the ACM will not become airborne.

      The ACM floor tiles should not be power sanded, power grinded, power scraped, sawed or otherwise removed.

      Neither the tenant nor his contractor shall perform any construction maintenance activity that may damage or disturb ACMs without prior written authorization from the building owner. Such written request for permission to disturb ACMs shall include the qualifications and previous experience of the contractor who will do the work, a detailed description of his work procedures, plans for monitoring and responding to any airborne asbestos fiber release that may be created by the work, and names and credentials of any third party consultants hired to monitor the work. The tenant and his contractors shall provide other information as the owner may reasonably request from time to time relating to the subject work.

      If you should have any questions regarding this notice, please call Robert Rouse at the Woodmont office (415) 592-3960.

                           Hazardous Materials Warning

      California Health and Safety Code Section 25359.7(b) requires any tenant of real property who knows, or has reasonable cause to believe, that due to his activities or the activities of others, that any release of a hazardous substance has come to be located on or beneath such real property to give written notice of such condition to the owner. Tenant shall comply with the requirements of Section 25359.7(b) and any successor statute thereto and with all other statutes, laws, ordinances, rules, regulations and orders of governmental authorities with respect to hazardous substances. Landlord shall have the right to pursue all legal and equitable remedies available to it in the event of failure of Tenant to comply with the requirements of this Section.

      Asbestos. Certain construction materials used in this building have been identified as containing asbestos (hereinafter referred to as "ACM"). Those materials that have been identified as ACM are certain roofing materials, roof sealants, square vinyl floor tiles and linoleum and their mastic/glue. In order to preserve the air quality of the Building, Landlord has established, and from time to time may modify, rules and regulations governing the manner in which alterations and improvements are to be undertaken in the areas where ACMs are located. Tenant shall comply with all such rules and regulations established by Landlord. Landlord hereby specifically reserves the right of access for


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

inspection, repair, removal and/or abatement to all areas of the Premises where ACM in any form may be found or is suspected to exist at any time during the term hereof. If any governmental entity promulgates or advises a statute, ordinance, code or regulation, or imposes mandatory or voluntary controls or guidelines with respect to any ACMs in the Building, or if the Landlord is required or elects to make alterations to or to remove any ACMs in the Building, Landlord may in its sole discretion, comply with such mandatory or voluntary controls or guidelines or make such alterations or remove such ACMs. Neither such compliance, nor the making of alterations, nor the removal of all or a portion of any ACMs, shall in any event, entitle Tenant to any damages, relieve Tenant of the obligation to pay any sums due hereunder or perform any other of Tenant's obligations hereunder, or constitute or be construed as a constructive or other eviction of Tenant or interference with Tenant's right to quiet enjoyment of the Premises. To the extent that such compliance is necessitated by, or its cost is increased by, any act, error or omission of Tenant or Tenant's agents, employees, representatives or contractors, Tenant shall pay Landlord the cost, or increased cost of such compliance or alteration and such cost shall not be included as an expense of building operations. In compliance with Section 25915 of the Health and Safety Code (Connelly Bill), you are hereby provided with a "Notice to Employees, Tenants and Contractors" and "Asbestos Work Rules for Tenants & Contractors," attached hereto, respectively, as Exhibit "A" and Exhibit "B". In accordance with Proposition 65 and the regulations promulgated thereunder which require that persons subject to "environmental exposure" to certain designated chemicals, such as asbestos, receive warnings, you are advised that:

      WARNING: THIS BUILDING CONTAINS ASBESTOS, A CHEMICAL KNOWN TO THE STATE OF CALIFORNIA TO CAUSE CANCER.


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

                                    EXHIBIT D

                   Common Area (Parking Designation)/Site Plan

                                [TO BE ATTACHED]